Exhibit 99.1

Contacts:
Jeff Young Media Relations Akamai Technologies 617-444-3913 jyoung@akamai.com	—or—	Natalie Temple Investor Relations Akamai Technologies 617-444-3635 ntemple@akamai.com

AKAMAI REPORTS FOURTH QUARTER 2011 AND

FULL-YEAR 2011 FINANCIAL RESULTS

•	Fourth quarter revenue grew to $324 million, up 15 percent from the prior quarter and 14 percent year-over-year, and annual revenue increased 13 percent year-over-year to $1,159 million

•

Fourth quarter GAAP net income increased 42 percent quarter-over-quarter and 14 percent year-over-year to $60 million, or $0.33 per diluted share, and full-year GAAP net income increased 17 percent year-over-year to $201 million, or $1.07 per diluted share

•

Fourth quarter normalized net income* increased 31 percent quarter-over-quarter and 9 percent year-over-year to $83 million, or $0.45 per diluted share, and full-year normalized net income* increased 5 percent year-over-year to $285 million, or $1.52 per diluted share

•	Full-year cash from operations of $453 million: year-end cash, cash equivalents and marketable securities of over $1.2 billion

CAMBRIDGE, Mass. – February 8, 2012 – Akamai Technologies, Inc. (NASDAQ: AKAM), the leading cloud platform for helping enterprises provide secure, high-performing user experiences on any device, anywhere, today reported financial results for the fourth quarter and full-year ended December 31, 2011. Revenue for the fourth quarter 2011 was $324 million, a 15 percent increase over third quarter revenue of $282 million, and a 14 percent increase over fourth quarter 2010 revenue of $285 million. Total revenue for 2011 was $1,159 million, a 13 percent increase over 2010 revenue of $1,024 million.

“Akamai posted record results in the fourth quarter, with accelerated growth across our business.” said Paul Sagan, President and CEO of Akamai. “We believe our Content Delivery and Cloud Infrastructure solutions are stronger than ever, and we look forward to further enhancing our Cloud Infrastructure portfolio with the completed acquisition of Blaze and the planned acquisition of Cotendo, which may close as early as the first quarter.”

Net income in accordance with United States Generally Accepted Accounting Principles, or GAAP, for the fourth quarter of 2011 was $60 million, or $0.33 per diluted share. Full-year GAAP net income for 2011 was $201 million, or $1.07 per diluted share.

The Company generated normalized net income* of $83 million, or $0.45 per diluted share, in the fourth quarter of 2011, a 31 percent increase over the prior quarter’s normalized net income of $63 million, or $0.34 per diluted share, and a 9 percent increase over fourth quarter 2010 normalized net income of $77 million, or $0.40 per diluted share. Full-year normalized net income grew 5 percent year-over-year to $285 million, or $1.52 per diluted share. (*See Use of Non-GAAP Financial Measures below for definitions.)

Adjusted EBITDA* for the fourth quarter of 2011 was $148 million, up from $122 million in the prior quarter, and $129 million in the fourth quarter of 2010. Adjusted EBITDA margin for the fourth quarter was 46 percent, up 3 points from the prior quarter and up 1 point from the same period last year. For the full year, adjusted EBITDA was $525 million, up from $474 million in 2010. Full-year adjusted EBITDA margin in 2011 was at 45 percent, down one percent from 2010. (*See Use of Non-GAAP Financial Measures below for definitions.)

Full-year cash from operations was $453 million, or 39 percent of revenue, consistent with the prior year. At year end, the Company had over $1.2 billion of cash, cash equivalents and marketable securities.

Sales through resellers and sales outside the United States accounted for 19 percent and 28 percent, respectively, of revenue for the fourth quarter 2011.

Share Repurchase Program

During the fourth quarter of 2011, under a share repurchase program that was approved by the Board of Directors in April 2011 and expanded in August 2011, the Company repurchased approximately 3 million shares of its common stock for $76 million, an average price of $26.38 per share. As of December 31, 2011, the Company had repurchased 12 million shares of its common stock for $325 million, at an average price of $26.45 per share, during fiscal 2011.

The Company had approximately 178 million shares of common stock outstanding as of December 31, 2011.

Quarterly Conference Call

Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-866-831-6247 (or 1-617-213-8856 for international calls) and using passcode No. 92823340. A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-888-286-8010 (or 1-617-801-6888 for international calls) and using passcode No. 69462788.

About Akamai

Akamai® is the leading cloud platform for helping enterprises provide secure, high-performing user experiences on any device, anywhere. At the core of the Company’s solutions is the Akamai Intelligent Platform™ providing extensive reach, coupled with unmatched reliability, security, visibility and expertise. Akamai removes the complexities of connecting the increasingly mobile world, supporting 24/7 consumer demand, and enabling enterprises to securely leverage the cloud. To learn more about how Akamai is accelerating the pace of innovation in a hyperconnected world, please visit www.akamai.com or blogs.akamai.com, and follow @Akamai on Twitter.

Condensed Consolidated Balance Sheets

(dollar amounts in thousands)

(unaudited)

	Dec. 31, 2011	Dec. 31, 2010
Assets
Cash and cash equivalents	$559,197	$231,866
Marketable securities	290,029	374,733
Restricted marketable securities	—	272
Accounts receivable, net	210,936	175,366
Deferred income tax assets, current portion	6,444	28,201
Prepaid expenses and other current assets	55,414	48,029

Current assets	1,122,020	858,467
Marketable securities	380,687	636,486
Restricted marketable securities	42	45
Property and equipment, net	293,043	255,929
Goodwill and other intangible assets, net	498,300	515,370
Other assets	7,924	11,153
Deferred income tax assets, net	43,485	75,226

Total assets	$2,345,501	$2,352,676

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$123,618	$120,046
Other current liabilities	24,774	25,105

Current liabilities	148,392	145,151
Other liabilities	40,859	29,920

Total liabilities	189,251	175,071
Stockholders’ equity	2,156,250	2,177,605

Total liabilities and stockholders’ equity	$2,345,501	$2,352,676

Condensed Consolidated Statements of Operations

(amounts in thousands, except per share data)

(unaudited)

	Three Months Ended			Year Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2011	2011	2010	2011	2010

Revenues	$323,740	$281,856	$284,688	$1,158,538	$1,023,586

Costs and operating expenses:
Cost of revenues * †	102,544	93,284	86,277	374,543	303,403
Research and development *	15,191	13,542	13,775	52,333	54,766
Sales and marketing *	66,609	54,520	66,230	227,331	226,704
General and administrative * †	51,016	50,834	41,793	191,726	167,779
Amortization of other intangible assets	4,316	4,185	4,267	17,070	16,657
Restructuring charge	4,728	158	—	4,886	—

Total costs and operating expenses	244,404	216,523	212,342	867,889	769,309

Operating income	79,336	65,333	72,346	290,649	254,277

Interest income, net	1,863	3,002	2,793	10,921	10,862
Loss on early extinguishment of debt	—	—	(5)	—	(299)
Loss on investments	(500)	—	—	(500)	—
Other gain (loss), net	7,455	(188)	(1,149)	6,125	(2,468)

Income before provision for income taxes	88,154	68,147	73,985	307,195	262,372
Provision for income taxes	28,073	25,862	21,475	106,291	91,152

Net income	$60,081	$42,285	$52,510	$200,904	$171,220

Net income per share:
Basic	$0.34	$0.23	$0.29	$1.09	$0.97
Diluted	$0.33	$0.23	$0.27	$1.07	$0.90

Shares used in per share calculations:
Basic	178,916	183,085	183,362	183,866	177,309
Diluted	182,956	185,704	191,837	187,556	190,650

*	Includes stock-based compensation (see supplemental table for figures)
†	Includes depreciation and amortization (see supplemental table for figures)

Condensed Consolidated Statements of Cash Flows

(amounts in thousands)

(unaudited)

	Three Months Ended			Year Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2011	2011	2010	2011	2010

Cash flows from operating activities:
Net income	$60,081	$42,285	$52,510	$200,904	$171,220

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of intangible assets and deferred financing costs	43,650	41,761	39,179	167,878	143,749
Stock-based compensation	18,840	15,141	18,495	61,305	76,468
Provision for deferred income taxes, net	32,722	20,906	(4,436)	53,628	62,462
Excess tax benefits from stock-based compensation	(1,663)	(610)	(6,594)	(13,123)	(28,973)
Loss (gain) on investments and disposal of property and equipment, net	769	(176)	(205)	597	(428)
Provision for doubtful accounts	830	782	(561)	2,066	1,546
Non-cash portion of loss on early extinguishment of debt	—	—	5	—	299
Non-cash portion of restructuring charge	412	—	—	412	—
Changes in operating assets and liabilities:
Accounts receivable	(30,016)	(8,277)	(17,221)	(37,837)	(23,563)
Prepaid expenses and other current assets	(6,936)	(919)	29,304	(7,014)	(12,089)
Accounts payable, accrued expenses and other current liabilities	20,452	445	(44)	15,184	20,529
Accrued restructuring	3,752	(148)	(450)	3,572	(617)
Deferred revenue	(2,335)	796	(2,328)	(3,721)	(9,454)
Other noncurrent assets and liabilities	(4,651)	4,303	2,705	8,704	1,306

Net cash provided by operating activities	135,907	116,289	110,359	452,555	402,455

Cash flows from investing activities:
Cash paid for acquired business, net of cash received	—	—	(458)	(550)	(12,668)
Purchases of property and equipment and capitalization of internal-use software costs	(46,570)	(47,317)	(48,700)	(182,862)	(192,045)
Proceeds from sales and maturities of short- and long-term marketable securities	334,103	388,983	226,651	1,234,223	1,015,833
Purchases of short- and long-term marketable securities	(152,657)	(149,318)	(246,406)	(880,110)	(1,146,493)
Proceeds from the sale of property and equipment	15	47	124	150	176
Increase in other investments	—	—	—	—	(500)
Decrease in restricted investments held for security deposits	51	—	330	272	338

Net cash provided by (used in) investing activities	134,942	192,395	(68,459)	171,123	(335,359)

Cash flows from financing activities:
Proceeds from the issuance of common stock under stock option and employee stock purchase plans	11,947	1,183	13,830	25,252	45,776
Excess tax benefits from stock-based compensation	1,663	610	6,594	13,123	28,973
Taxes paid related to net share settlement of equity awards	(2,713)	(2,173)	—	(8,393)	—
Repurchase of common stock	(76,332)	(155,125)	(27,299)	(324,070)	(92,425)

Net cash used in financing activities	(65,435)	(155,505)	(6,875)	(294,088)	(17,676)

Effects of exchange rate changes on cash and cash equivalents	(1,816)	(3,209)	(726)	(2,259)	1,141

Net increase in cash and cash equivalents	203,598	149,970	34,299	327,331	50,561
Cash and cash equivalents, beginning of period	355,599	205,629	197,567	231,866	181,305

Cash and cash equivalents, end of period	$559,197	$355,599	$231,866	$559,197	$231,866

	Three Months Ended			Year Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2011	2011	2010	2011	2010
Supplemental financial data (in thousands):

Stock-based compensation:
Cost of revenues	$581	$634	$696	$2,360	$2,806
Research and development	3,610	2,629	3,317	11,125	14,539
Sales and marketing	8,878	6,951	8,863	27,990	35,525
General and administrative	5,771	4,927	5,619	19,830	23,598

Total stock-based compensation	$18,840	$15,141	$18,495	$61,305	$76,468

Depreciation and amortization:
Network-related depreciation	$33,170	$31,662	$28,807	$126,764	$103,071
Capitalized stock-based compensation amortization	1,713	1,592	1,987	7,308	7,509
Other depreciation and amortization	4,451	4,322	4,068	16,736	16,005
Amortization of other intangible assets	4,316	4,185	4,267	17,070	16,657

Total depreciation and amortization	$43,650	$41,761	$39,129	$167,878	$143,242

Capital expenditures:
Purchases of property and equipment	$34,450	$37,244	$39,684	$140,219	$159,275
Capitalized internal-use software	12,120	10,073	9,016	42,643	32,770
Capitalized stock-based compensation	2,067	1,941	2,221	7,473	7,818

Total capital expenditures	$48,637	$49,258	$50,921	$190,335	$199,863

Net increase (decrease) in cash, cash equivalents, marketable securities and restricted marketable securities	$38,960	$(94,478)	$53,197	$(13,447)	$181,918

End of period statistics:
Number of employees	2,380	2,356	2,200
Number of deployed servers	105,111	100,770	84,259

*Use of Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai has historically provided additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Legislative and regulatory pronouncements discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. We believe that the inclusion of these non-GAAP financial measures in this press release and our earnings call helps investors to gain a meaningful understanding of our past performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts. Our management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our core operating performance and comparing such performance to that of prior periods and to the performance of our competitors. These measures are also used by management in its financial and operational decision-making. There are limitations associated with reliance on these non-GAAP financial metrics because they are specific to our operations and financial performance, which may make comparisons with other companies’ financial results more challenging. By providing both GAAP and non-GAAP financial measures, we believe that investors are able to compare our GAAP results to those of other companies while also gaining a better understanding of our operating performance as evaluated by management.

Akamai defines “Adjusted EBITDA” as net income, before interest, income taxes, depreciation and amortization of tangible and intangible assets, stock-based compensation expense, amortization of capitalized stock-based compensation, restructuring charges and benefits, acquisition related costs and benefits, certain gains and losses on investments, foreign exchange gains and losses, loss on early extinguishment of debt and gains and losses on legal settlements. Akamai considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend.

Adjusted EBITDA eliminates items that are either not part of the Company’s core operations, such as investment gains and losses, foreign exchange gains and losses, early debt extinguishment and net interest income, or that do not require a cash outlay, such as stock-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on the historical cost incurred to build out the Company’s deployed network, and may not be indicative of current or future capital expenditures.

Akamai defines “Adjusted EBITDA margin” as a percentage of Adjusted EBITDA as a percentage of revenues. Akamai considers Adjusted EBITDA margin to be an indicator of the Company’s operating trend and performance of its business in relation to its revenue growth.

Akamai defines “capital expenditures” or “capex” as purchases of property and equipment, capitalization of internal-use software development costs and capitalization of stock-based compensation. Capital expenditures or capex are disclosed in Akamai’s consolidated Statement of Cash Flows in the Company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Akamai defines “normalized net income” as net income before amortization of other intangible assets, stock-based compensation expense, amortization of capitalized stock-based compensation, restructuring charges and benefits, acquisition related costs and benefits, certain gains and losses on investments, loss on early extinguishment of debt and gains and losses on legal settlements. Akamai considers normalized net income to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash.

Akamai defines “normalized net income per share” as normalized net income, plus interest add-back for diluted share calculation, divided by the basic weighted average or diluted common shares outstanding used in GAAP net income per share calculations. Akamai considers normalized net income per share to be another important indicator of overall performance of the Company because it eliminates the effect of non-cash items. Adjusted EBITDA and normalized net income should be considered in addition to, not as a substitute for, the Company’s operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measures and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

Reconciliation of GAAP net income to Normalized net income

and Adjusted EBITDA

(amounts in thousands, except per share data)

	Three Months Ended			Year Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2011	2011	2010	2011	2010

Net income	$60,081	$42,285	$52,510	$200,904	$171,220

Amortization of other intangible assets	4,316	4,185	4,267	17,070	16,657
Stock-based compensation	18,840	15,141	18,495	61,305	76,468
Amortization of capitalized stock-based compensation	1,713	1,592	1,987	7,308	7,509
Loss on investments, net	500	—	—	500	—
Loss on early extinguishment of debt	—	—	5	—	299
Acquisition related costs (benefits)	1,020	—	(760)	580	(415)
Legal settlements, net	(8,043)	—	—	(8,043)	—
Restructuring charge	4,728	158	—	4,886	—

Total normalized net income:	83,155	63,361	76,504	284,510	271,738

Interest income, net	(1,863)	(3,002)	(2,793)	(10,921)	(10,862)
Provision for income taxes	28,073	25,862	21,475	106,291	91,152
Depreciation and amortization	37,621	35,984	32,875	143,500	119,076
Other loss, net	588	188	1,149	1,918	2,468

Total Adjusted EBITDA:	$147,574	$122,393	$129,210	$525,298	$473,572

Normalized net income per share:
Basic	$0.46	$0.35	$0.42	$1.55	$1.53
Diluted	$0.45	$0.34	$0.40	$1.52	$1.43

Shares used in normalized per share calculations:
Basic	178,916	183,085	183,362	183,866	177,309
Diluted	182,956	185,704	191,837	187,556	190,650

# # #

Akamai Statement Under the Private Securities Litigation Reform Act

This release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements concerning the closing of our proposed acquisition of Cotendo Inc. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, inability to close the Cotendo acquisition within the anticipated time frame or at all, failure to maintain the prices we charge for our services, loss of significant customers, failure of the markets we address or plan to address to develop as we expect or at all, inability to increase our revenue at the same rate as in the past and keep our expenses from increasing at a greater rate than our revenues, changes in estimates we make about tax liabilities and other contingencies, a failure of Akamai’s services or network infrastructure, delay in developing or failure to develop new service offerings or functionalities, and if developed, lack of market acceptance of such service offerings and functionalities particularly our content delivery and cloud infrastructure solutions, and other factors that are discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.

In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.